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                                  EXHIBIT 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders
Aeroflex Incorporated:

We consent to the inclusion in and the incorporation by reference in the registration statement on Form S-3 of Aeroflex Incorporated and subsidiaries of our report dated August 10, 1999, relating to the consolidated balance sheets of Aeroflex Incorporated and subsidiaries as of June 30, 1999 and 1998, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the years in the three-year period ended June 30, 1999, which report appears in the June 30, 1999, annual report on Form 10-K of Aeroflex Incorporated and subsidiaries. We consent to the reference to our firm under the heading "Experts" in the prospectus.

                                          /s/ KPMG LLP
                                          --------------------------------------
                                          KPMG LLP

Melville, New York

May 11th, 2000